EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-19957) and on Form S-8 (Registration Nos. 002-57924, 033-54158, 333-26793, 333-88229, 333-48130, 333-58676, 333-65400, 333-104354, 333-115713 and 333-136648) of Quaker Chemical Corporation of our report dated March 7, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, PA

March 7, 2008